UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012 (September 25, 2012)

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35502	45-4517261
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreements with Tyco Related to the Spin-Off

In connection with the previously announced spin-offs of The ADT Corporation (“ADT”) and Pentair Ltd. (f/k/a Tyco Flow Control International Ltd.) (“New Pentair”) from Tyco International Ltd. (“Tyco”), ADT entered into the following agreements with Tyco and New Pentair pursuant to which certain services and rights will be provided for following the spin-offs.

ADT Separation and Distribution Agreement

On September 26, 2012, ADT, Tyco and certain of their respective subsidiaries entered into a Separation and Distribution Agreement (the “ADT Separation and Distribution Agreement”).

Pursuant to the provisions of the ADT Separation and Distribution Agreement, (i) Tyco engaged in an internal restructuring whereby certain assets related to Tyco’s residential and small business security business in the United States and Canada were transferred to ADT , and ADT assumed from Tyco certain liabilities related to Tyco’s residential and small business security business in the United States and Canada (the “ADT Separation”) and (ii) on September 28, 2012, Tyco effected a spin-off of ADT to Tyco shareholders through the pro rata distribution of 100% of the outstanding common shares of ADT to Tyco’s shareholders in the form of a special dividend out of Tyco’s contributed surplus (the “ADT Distribution” and, together with the pro rata distribution of 100% of the outstanding common shares of New Pentair to Tyco’s shareholders in the form of a special dividend out of Tyco’s contributed surplus, the “Distributions” or the “spin-offs”).

A description of the material terms of the ADT Separation and Distribution Agreement is set forth in the section entitled “Certain Relationships and Related Party Transactions—Agreements with Tyco—ADT Separation and Distribution Agreement” in ADT’s Information Statement included in ADT’s Registration Statement on Form 10, as amended, which was filed on September 10, 2012 (the “Information Statement”) and is incorporated herein by reference.

The description of the ADT Separation and Distribution Agreement set forth in the Information Statement is only a summary of that agreement and is qualified in its entirety by reference to the ADT Separation and Distribution Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Tax Sharing Agreement

On September 28, 2012, ADT entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Tyco (together with its subsidiary Tyco International Finance S.A., or TIFSA) and New Pentair that will govern the respective rights, responsibilities and obligations of ADT, Tyco and New Pentair after the spin-offs with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. Because certain of ADT’s and New Pentair’s subsidiaries are members of one of Tyco’s U.S. consolidated groups, they have (and will continue to have following the spin-offs) several liability with Tyco to the IRS for the consolidated U.S. federal income taxes of such consolidated group relating to the taxable periods in which New Pentair subsidiaries and ADT subsidiaries were part of such consolidated group. The Tax Sharing Agreement provides that ADT, Tyco and New Pentair will share (i) certain pre-Distributions income tax liabilities that arise from adjustments made by tax authorities to ADT’s, Tyco’s and New Pentair’s U.S. income tax returns, and (ii) payments required to be made by Tyco with respect to a separate tax sharing agreement entered into by

Tyco, Covidien Ltd. and TE Connectivity Ltd. (the “2007 Tax Sharing Agreement and, collectively, “Shared Tax Liabilities”). Tyco will be responsible for the first $500 million of Shared Tax Liabilities. ADT and New Pentair will share 58% and 42%, respectively, of the next $225 million of Shared Tax Liabilities. ADT, Tyco and New Pentair will share 27.5%, 52.5% and 20%, respectively, of Shared Tax Liabilities above $725 million.

In the event the Distributions or certain internal transactions undertaken in connection therewith were determined to be taxable as a result of actions taken after the Distributions by ADT, Tyco or New Pentair, the party responsible for such failure would be responsible for all taxes imposed on ADT, Tyco or New Pentair as a result thereof. Taxes resulting from the determination that the Distributions or any internal transactions that were intended to be tax-free, are taxable are referred to herein as “Distribution Taxes.” If such failure is not the result of actions taken after the Distributions by ADT, Tyco or New Pentair, then ADT, Tyco and New Pentair would be responsible for any Distribution Taxes imposed on ADT, Tyco or New Pentair as a result of such determination in the same manner and in the same proportions as the Shared Tax Liabilities. ADT will have sole responsibility for any income tax liability arising as a result of Tyco’s acquisition of Brink’s Home Security Holdings, Inc. (“BHS”) in May 2010, including any liability of BHS under the tax sharing agreement between BHS and The Brink’s Company dated October 31, 2008 (collectively, the “Broadview Tax Liabilities”). Costs and expenses associated with the management of Shared Tax Liabilities, Distribution Taxes and Broadview Tax Liabilities will generally be shared 27.5% by ADT, 52.5% by Tyco and 20% by New Pentair, and ADT, Tyco and New Pentair are responsible for all of their own taxes that are not shared pursuant to the Tax Sharing Agreement’s sharing formulae.

The Tax Sharing Agreement provides further that, if any party were to default in its obligation to another party to pay its share of the Distribution Taxes that arise as a result of no party’s fault, each non-defaulting party would be required to pay, equally with any other non-defaulting party, the amounts in default. In addition, if another party to the Tax Sharing Agreement that is responsible for all or a portion of an income tax liability were to default in its payment of such liability to a taxing authority, Tyco could be legally liable under applicable tax law for such liabilities and be required to make additional tax payments. Accordingly, under certain circumstances, Tyco may be obligated to pay amounts in excess of its agreed-upon share of its, ADT’s and New Pentair’s tax liabilities.

Each of ADT, Tyco and New Pentair agrees to indemnify the other two parties against any amounts paid by such other parties pursuant to the Tax Sharing Agreement and with respect to which such paying parties are not responsible pursuant to the Tax Sharing Agreement. Though valid as between the parties, the Tax Sharing Agreement will not be binding on the IRS.

Under the Tax Sharing Agreement, there are restrictions on Tyco’s ability to take actions that could cause the Distributions or certain internal transactions undertaken in anticipation of the Distributions to fail to qualify for favorable treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including entering into, approving or allowing any transaction that results in a change in ownership of more than 35% of its common shares (when combined with any other changes in ownership of its shares), a redemption of equity securities, a sale or other disposition of more than 35% of its assets or engaging in certain internal transactions. These restrictions will apply for the two-year period after the Distributions, unless, for certain transactions, Tyco obtains the consent of ADT and New Pentair or Tyco obtains a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the Distributions or the internal transactions undertaken in anticipation of the Distributions to fail to qualify for favorable treatment under the Code, and such letter ruling or opinion, as the case may be, is acceptable to ADT and New Pentair. Moreover, the Tax Sharing Agreement will also provide that Tyco is responsible for any taxes imposed on ADT, New Pentair or any of their affiliates as a result of the failure of the Distributions or the internal transactions to qualify for favorable treatment under the Code if such failure is attributable to certain post-Distributions actions taken by or in respect of Tyco, any of its affiliates or its shareholders, regardless of whether the actions occur more than two years after the Distribution, ADT and New Pentair consent to such actions or Tyco obtains a favorable letter ruling or opinion of tax counsel as described above. For example, Tyco would be responsible for a third party’s acquisition of it at a time and in a manner that would cause such failure. These restrictions may prevent Tyco from entering into transactions which might be advantageous to it or its shareholders.

The foregoing is only a summary of the Tax Sharing Agreement and is qualified in its entirety by reference to the Tax Sharing Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Non-Income Tax Sharing Agreement

On September 28, 2012, ADT entered into a tax sharing agreement with Tyco and TIFSA that will govern the respective rights, responsibilities and obligations of ADT and Tyco after the Distributions with respect to tax returns, tax liabilities, tax attributes, tax contests and other tax matters regarding non-income taxes related to specified legal entities (the “Non-Income Tax Sharing Agreement”). The Non-Income Tax Sharing Agreement provides that ADT and Tyco will share certain non-income tax liabilities that arise for the period prior to the ADT Distribution from adjustments made by tax authorities to the non-income tax returns of the specified legal entities. Under the Non-Income Tax Sharing Agreement, Tyco is responsible for amounts equal to accrued liabilities for non-income tax contingencies with respect to the specified entities that will be members of the Tyco group after the ADT Distribution, and ADT is responsible for amounts equal to accrued liabilities for non-income tax contingencies with respect to the specified entities that will be members of the ADT group after the ADT Distribution. In each case, payments required to be made in excess of such accrued liabilities are shared by ADT (60%) and Tyco (40%). ADT will have sole responsibility of any non-income tax liability assessed against the entities acquired in the acquisition of BHS.

ADT and Tyco agree to indemnify each other against any amounts paid by the other party for which such paying party is not responsible pursuant to the Non-Income Tax Sharing Agreement. Although valid as between the parties, the Non-Income Tax Sharing Agreement will not be binding on any taxing authority.

The foregoing is only a summary of the Non-Income Tax Sharing Agreement and is qualified in its entirety by reference to the Non-Income Tax Sharing Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Trademark Agreement

On September 25, 2012, ADT entered into a Trademark Agreement (the “Trademark Agreement”) with Tyco that will govern each party’s use of certain trademarks, including the ADT trademark and logo (the “ADT Brand”). In addition, Tyco transferred to ADT all of its rights in the ADT Brand in the United States and Canada and retained rights to the ADT Brand elsewhere in the world. Each of ADT and Tyco agreed that they and their affiliates will not register or use (subject to a “phase out” transitional license to Tyco in the United States and Canada)

the ADT Brand for any goods or services in the other party’s territory. The parties are not restricted from competing with each other under other brands. Under the Trademark Agreement, ADT is the exclusive, worldwide owner of the PULSE trademark.

The Trademark Agreement allocates the ownership of, and the parties’ rights and obligations with respect to, the ADT Brand online. In general, each party has the right to register domain names containing the ADT Brand in domain names ending in country codes in its respective territory. The Trademark Agreement also contains provisions for allocating ownership, rights and obligations in other domains and obligations in regard to third party media (such as social networking site).

The Trademark Agreement contains other provisions, including quality control provisions, compliance with applicable laws, and security, system and data protection measures. The Trademark Agreement took effect as of September 25, 2012, and will remain in effect in perpetuity.

Neither ADT nor Tyco may assign the Trademark Agreement, or delegate its obligations thereunder, without the consent of the other party, except that a party must assign the agreement in its entirety in connection with a sale or transfer of such party’s entire interest in the ADT Brand, or delegate corresponding obligations in the case of a transfer of less than all of its interests in the ADT Brand—and in each case the assignee must assume in writing all of the assigning party’s obligations under the agreement.

The foregoing is only a summary of the Trademark Agreement and is qualified in its entirety by reference to the Trademark Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Patent Agreement

On September 26, 2012, ADT entered into a Patent Agreement (the “Patent Agreement”) under which Tyco provided ADT and its Affiliates with a release and covenant not to sue under Tyco and its Affiliates’ pre-spin-off patent portfolio (excluding patents from Tyco’s Visonic and Proximex businesses) for the continued manufacture, use and sale of pre-spin-off products (and certain modifications thereof), whether manufactured internally or by the same pre-spin-off suppliers. There is no covenant for any pre-spin-off product if ADT changes the supplier of that product, no covenant for any new products and no covenant for any product covered by a Visonic or Proximex patent. The covenant extends to ADT’s dealers, partners, vendors, customers and others in the supply chain to the extent their activities relate to the provision and use of products covered by the above covenant and any related services. ADT granted a reciprocal release and covenant not to sue under ADT’s pre-spin-off patent portfolio.

This covenant is not intended to modify the parties’ obligations under the non-competition agreement described above under the ADT Separation and Distribution Agreement.

Neither ADT nor Tyco may assign the Patent Agreement without the prior written consent of the other party in its sole discretion, except that either party shall assign the Patent Agreement to any acquirer of the patents governed by the Patent Agreement, such that the Patent Agreement cannot be separated from the patents covered thereby. The Patent Agreement will remain in effect until the last patent covered thereby falls into the public domain.

The foregoing is only a summary of the Patent Agreement and is qualified in its entirety by reference to the Patent Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.01 Change in Control.

The spin-off described in the Information Statement was consummated on September 28, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Certain Compensation Plans

Executive Severance Plan

On September 28, 2012 the Board of Directors of ADT (the “Board”) approved the ADT Corporation Severance Plan for U.S. Officers and Executives, effective October 1, 2012 (the “Plan”). The purpose of the Plan is to provide eligible employees (the CEO, officers or certain other upper-level executives) with the payment of salary continuation and target bonus in the event of an involuntary termination, which is defined as a company-initiated separation from service for any reason other than for cause, permanent disability or death. Plan payments are made in accordance with ADT’s standard payroll practice, and range from a severance period of 24 months and payment of two times annual salary and bonus target (for the CEO) to a severance period of 12 months and payment of one time annual salary and bonus target and may, in ADT’s discretion include the prorated earned portion of the bonus in the fiscal year during which the termination occurs. The Plan provides for participation in ADT’s medical coverage for up to 12 months post-separation (the coverage period), with the terminated employee paying the employee portion of premiums. An additional lump sum payment equal to the employer portion of the premiums for medical benefits for the portion of the severance period in excess of 12 months will be made subsequent to the end of the coverage period, if applicable. Medical benefits cease upon employment with another company during the coverage period. ADT may also provide outplacement services for a period of 12 months.

Treatment of Equity Awards under the Plan: Unless otherwise provided for pursuant to the terms and conditions of an executive’s stock option award, unvested stock option awards held by the executive continue to vest for a 12-month period post-termination. The current form of the terms and conditions for stock option awards provides that upon certain terminations, the portion of an executive’s unvested stock option award that would vest during the 12-month period post-termination becomes immediately vested and exercisable. Other unvested equity awards (restricted stock units and performance share units) are treated pursuant to the terms and conditions of the award. If required by Internal Revenue Code Section 409A, payments to key employees may be delayed by 6 months from the date of termination. Payments held during the postponement period will be paid in a lump sum following the end of the postponement period.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to the Plan filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Change in Control Severance Plan

On September 28, 2012, the Board approved the ADT Corporation Change in Control Severance Plan effective October 1, 2012 (the “CIC Plan’). The purpose of the CIC Plan is to provide the CEO, officers and certain other executives with certain compensation and benefits in the event of an involuntary termination or resignation for good reason (called “Good Reason Resignation”) due to a change in control (as defined under the terms of the CIC Plan). Involuntary termination for CIC Plan purposes does not include a separation from service for cause, permanent disability or death. A Good Reason Resignation is defined as any retirement or other employee-initiated termination of employment which occurs within the period 60 days prior to and 2 years after the change in control, if the termination is due to any of an executive’s diminution of duties and responsibilities, change in geographic location or material reduction in compensation and benefits, without the written consent of the executive.

Payments under the CIC Plan are made in lump sum and are equal to a multiple of the executive’s annual base salary and annual bonus target ranging from two times annual salary and bonus target (for the CEO) to annual salary and bonus target (for select executives). Lump sums are paid within 60 days following the severance from service date, except that the annual bonus amount is paid at the time the bonus would have otherwise been payable under the applicable bonus or incentive plan or program. If a participant separates from service prior to the date of the change in control, or following a change in control that is not a “change in control” for Code Section 409A purposes, then any portion of benefits payable under the plan that are subject to Code Section 409A and equal to the amount of benefits the employee could be eligible to receive under the ADT Corporation Severance Plan for U.S. Officers and Executives (the “Executive Severance Plan”) shall instead be paid in the same form as under the Executive Severance Plan.

The CIC Plan provides for participation in ADT’s medical coverage for up to 12 months post-separation (the coverage period), with the participant paying the employee portion of premiums. An additional lump sum payment equal to the employer portion of the premiums for medical benefits for the portion of the severance period in excess of 12 months will be made subsequent to the end of the coverage period, if applicable. Medical benefits cease upon employment with another company during the coverage period. ADT may also provide outplacement services for a period of 12 months.

Treatment of Equity Awards under the CIC Plan: Unvested stock option awards held by the executive will accelerate and vest upon the executive’s termination. Other unvested equity awards (restricted stock units and performance share units) are treated pursuant to the terms and conditions of the award. If required by Code Section 409A, payments to key employees may be delayed by 6 months from the date of termination. Payments held during the postponement period will be paid in a lump sum following the end of the postponement period.

The foregoing is only a summary of the CIC Plan and is qualified in its entirety by reference to the CIC Plan filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

ADT LLC SSRP

On September 28, 2012, the Board of Mangers of ADT’s subsidiary, ADT LLC, approved the ADT LLC Supplemental Savings and Retirement Plan effective September 28, 2012 (the “ADT SSRP”). The ADT SSRP is a non-qualified deferred compensation plan that permits the elective deferral of base salary and performance-based bonus for all ADT executives earning more than $110,000 per year. The ADT SSRP provides ADT executives the opportunity to: (i) contribute retirement savings in addition to amounts permitted under the [ADT Retirement

Savings and Investment Plan (the “ADT RSIP”)]; (ii) defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and (iii) receive any company contributions that were reduced under the [ADT RSIP] due to Internal Revenue Code (the “Code”) compensation limits. In addition, the assets and liabilities received by ADT LLC from Tyco International Management Company, LLC relating to the Tyco International (US) Supplemental Executive Retirement Plan (the “Tyco SERP”) and the Tyco Supplemental Savings and Retirement Plan (the “TYCO SSRP” collectively with the TYCO SERP, the “TYCO Deferred Compensation Plan”) (the “Transferred Amounts”) will be subject to the terms and conditions of the ADT SSRP Plan. The terms and conditions of the ADT SSRP applicable to the Transferred Amounts are the same terms and conditions that applied to such amounts under the TYCO Deferred Compensation Plan. Thus, applying the terms and conditions of the ADT SSRP to the Transferred Amounts will not create any new or duplicate benefits for ADT executives.

Treatment of Deferred Compensation under the ADT SSRP: The SSRP is (i) maintained on an unfunded basis for federal income tax purposes under the Code, (ii) designed to comply with Section 409A of the Code and (iii) administered as a non-qualified, “top hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Executives will receive payments of the deferred amount pursuant to the terms and conditions of the ADT SSRP and any applicable executive’s election in accordance with the terms and conditions of the ADT SSRP.

The foregoing is only a summary of the ADT SSRP and is qualified in its entirety by reference to the ADT SSRP filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 26, 2012, the Board approved and recommended for approval by ADT’s sole stockholder, and ADT’s sole stockholder approved, an amendment to the Company’s Restated Certificate of Incorporation (the “Charter Amendment”). The Charter Amendment was filed with the Delaware Secretary of State and became effective on September 26, 2012. The Charter Amendment provides for a forward stock split of ADT’s common stock to enable ADT to distribute ADT’s common stock, on a pro rata basis, to the stockholders of Tyco on September 17, 2012, the record date, in connection with the spin-off in the amounts and in the manner set forth in the Information Statement.

The preceding is a summary of the Charter Amendment and is qualified in its entirety by reference to the Charter Amendment which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On October 1, 2012, the Company issued a press release announcing the consummation of the spin-off. The press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Separation and Distribution Agreement, dated September 26, 2012 among Tyco International Ltd., Tyco International Finance S.A., The ADT Corporation and ADT LLC

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of The ADT Corporation, dated September 26, 2012 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 Registration Statement, as filed with the SEC on September 27, 2012 (File No.333-184144))

4.1*	The ADT Corporation Severance Plan for U.S. Officers and Executives

4.2*	The ADT Corporation Change in Control Severance Plan

4.3*	ADT LLC Supplemental Savings and Retirement Plan

10.1*	Tax Sharing Agreement, dated September 28, 2012 by and among Pentair Ltd., Tyco International Ltd., Tyco International Finance S.A., and The ADT Corporation

10.2*	Non-Income Tax Sharing Agreement dated September 28, 2012 by and among Tyco International Ltd., Tyco International Finance S.A., and The ADT Corporation

10.3*	Trademark Agreement, dated as of September 25, 2012, by and among ADT Services GmbH, ADT US Holdings, Inc., Tyco International Ltd. and The ADT Corporation

10.4*	Patent Agreement, dated as of September 26, 2012, by and between Tyco International Ltd. and The ADT Corporation

99.1*	Press Release issued by The ADT Corporation on October 1, 2012

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2012	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
		Name:	N. David Bleisch

		Title:	Senior Vice President, General Counsel and Corporate Secretary